CONSULTING AGREEMENT
顾问合约

This Consulting Agreement made and entered into effective as of the 18 day of March, 2014 by and between Royal Bakery Holdings, Inc., a Delaware corporation, having its principal office located at 407Old County Road, Belmont, CA 94002 (the "Company") and Chong Yam Ming, Chong Yue Kwan of 1186 Ltd., with office located at 177, Hoi Bun Road, Seapower Industrial Centre, Kwun Tong, Kowloon, Hong Kong (the "Consultant"). The Company and the Consultant are sometimes referred to herein individually as a "Party" and together as the "Parties."

本合约订立于 2014 年，3 月 18 日，由 Royal Bakery Holdings, Inc., 公司注册地址为 407，Old County Road, Belmont, CA 94002 （简称“公司”），及 1186 有限公司之莊先生父子，其注册地址为香港九龙海滨道 177 号，海裕工业中心 9 楼 A 室(简称“顾问”)，“公司”及“顾问”在本合约各自会称为“单方”，若合称则为“双方”。

WITNESSETH
合约条款

WHEREAS, the Company desires that Consultant perform certain Consulting Services for the Company; and

据此，“公司”希望“顾问”能提供某些顾问服务：

WHEREAS, Consultant desires to perform such Consulting Services for the Company;

据此，“顾问”愿意提供该些顾问服务于“公司”；

NOW THEREFORE, in consideration of the mutual promises herein contained, the Parties do hereby agree as follows:

现在“双方”达成以下共识：

CONSULTING TERM
顾问期

Consultant will provide consulting Services for a period beginning as of signing this Agreement and terminating on December 31st, 2015.

顾问期将由签订本合约日开始，直到 2015 年 12 月 31 日止。

CONSULTING SERVICES
顾问服务内容

As used in this Agreement, the phrase "Consulting Services" refers to the service of advising the Company to conduct food and beverage business in the United States of America. Any other continuous consulting services will be negotiated on separate agreement.

按本合约，顾问服务是指提供于“公司”有关在美国运营餐饮业务。日后若需要保持相关顾问服务，“双方”将另行订立协议。

Consultant and the Company acknowledge that the manner, means, details and methods used by Consultant to achieve the results desired by the Company within the sole discretion and control of Consultant will be at the highest degree of ethics and integrity, and the highest level of skill and expertise necessary to achieve those results.

“顾问”与“公司”均认同，“顾问” 将会提供最合理的策略，提出各种建议是为达到“公司”建立餐饮服务之目标，“公司”应接受“顾问”建议，来完成双方的共同目标。

COMPENSATION AND PAYMENT
顾问费用及付款计划

In consideration of the obligations undertaken by Consultant herein and the performance thereof, the Company agrees to pay Consultant as compensation for Consulting Services provided under this Agreement. Consultant will be invoicing the Company based on each training session. Each training session will be last for 8 hours and the consultant fee will be US$800. Company will be advised by Consultant in advance of such training time and its costs. Company shall approve such time frame and costs before Consultant initiate their service.

根据本合约，“公司”同意支付“顾问”顾问费用于“顾问”，顾问将按每次培训收费，每次培训为 8 小时，费用为 800 美元，“顾问”会先行通知“公司”该次培训时间及费用，及得到“公司”同意后进行。

EXPENSES
开支

The Company will be responsible for travel, communications and other out-of-pocket expenses that are necessary to provide Consulting Services under this Agreement. Reimbursement of Consultant's expenses incurred hereunder will be made to Consultant within fifteen (15) days after submission of a written request therefor, together with appropriate vouchers and receipts.

“公司”同意支付“顾问”各种差旅费，电话费及其它零碎费用，以便“顾问”可完成此合约要求的顾问服务。“公司”同意, 若由“顾问”预支这种开支费用，在“顾问”向“公司”提交收条及单据后，15 天内，应全数支付 给“顾问”。

INDEPENDENT CONTRACTOR
独立顾问

The Company retains Consultant only for the purposes and to the extent set forth in this Agreement. Consultant's relationship to the Company is that of an independent contractor. Consultant nor any officers, directors, employees, agents or contractors of Consultant who provide

Consulting Services under this Agreement are agents or "employees" of the Company for any purpose.

“公司”与“顾问”是独立合约形式，此合约并非构成雇主和雇员，公司职员，董事或代理等关系。

INDEMNIFICATION
保障条款

Each of the Parties (the “Indemnifying Party”) will indemnify and save the other Party (the “Indemnified Party”) harmless from any liability or expense (including reasonable attorney's fees) that the Indemnified Party may sustain in any manner as a result of a breach of this Agreement by the Indemnifying Party and/or its gross negligence or intentional misconduct.

若单方是（赔偿方）将会保障对方（受弥偿方）在于“赔偿方”因大意错失或有意违约而造成各种损失时，受弥偿方 可免除相关责任或损失（包括合理的律师费用），赔偿方应要承担各种损失及相连后果。

MUTUAL CONFIDENTIAL INFORMATION
双互机密资料

As used in this Agreement, "Confidential Information" includes all confidential or proprietary information developed or obtained by or disclosed between Consultant and Company pursuant to this Agreement or in connection with its Consulting Services under this Agreement, including, but not limited to confidential recipe, menu, financial information, trade secrets, business plans, data, or any other proprietary information whether owned by the Company and the Consultant as of this date or hereafter developed or acquired. Confidential Information shall not be published, disclosed, or made accessible by Company and Consultant to any other person, firm or corporation either during or after the termination of the Consulting term.

根据本合约，“机密资料”定义为所有“公司”及“顾问”的双方机密及专业资料，“公司”及“顾问”提供的餐饮，餐单，材料等资料，经营策略，数据，商业计划，俱属于双方机密资料，双方均不能向外披露，或提供给其他人士，其它公司或团体，此等资料，在顾问期间及顾问期完结之后，俱不能向外披露。

SUCCESSORS AND ASSIGNS
继任者及转配者

Neither Consultant nor Company shall assign this Agreement or any of its respective rights or obligations under this Agreement to any other party without prior written consent of the other Party. This Agreement will be binding on and inure to the benefit of the respective legal successors and assigns of the Company and the Consultant.

“顾问”及“公司” 双方均不能将本合约转配给于其它人士，除非得到对方书面认可。若得到认可后，此合约条文均对所有继任者或转配者俱有法律效用。

GOVERNING LAW; SUBMISSION TO JURISDICTION
行使法律地；提交法律管辖地区

This Agreement referred to herein shall be governed by, and construed in accordance with, the laws of the State of California. Each Party hereto hereby submits to the nonexclusive jurisdiction of the State of California for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.

本合约是引用美国加州法例，双方若要经法律途径解决问题，可向加州省政府，提出法律解决程序。

NOTICES
通告

Any notice permitted or required under this Agreement shall be in writing and shall be given or made by certified or registered mail or by overnight courier addressed to the respective parties as follows:

任何通告应以书面，用挂号信或速递服务，将通告交到对方，双方通讯地址如下：

For Company
公司
407 Old County Road
Belmont, CA 94002

For Consultant
顾问
Rm A, 9th floor
177 Hoi Bun Road,
Kowloon, Hong Kong.

SEVERABILITY
可分割

If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions shall nevertheless continue in full force without being impaired or invalidated in any way.

若本合约内部分条文，因有管辖权的法庭判决而不能执行时，余下的所有条文，应可继续有效，并可以全面生效及执行。

IN WITNESS WHEREOF, Consultant and the Company have duly executed this Agreement as of the date first above written.

以昭信守，“顾问”与“公司”于上述日期正式执行本合约。

Company:
Royal Bakery Holdings, Inc.

Name: Nikki Ma
Position: CHIEF OPERATING OFFICER

Consultant:
顾问

For and on behalf of
1186 LIMITED

Authorized Signature(s)

Name: Chong Yam Ming f/ Chong Yue Kwai
Position: